UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)  November 20, 2008

FARO TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-20381	59-3157093
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

125 Technology Park, Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

(407) 333-9911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008 the Company amended and restated the Company’s 2004 Equity Incentive Plan (the “Plan”). The Plan now provides that (i) upon a change of control (as defined in the Plan), all unvested options, unvested restricted stock, unvested restricted stock units, and other unvested awards (as defined in the Plan) under the Plan that are held by non-employee directors (as defined in the Plan) and covered executives (as defined in the Plan) shall vest and, if applicable, become immediately exercisable, (ii) upon the retirement from the Board of Directors of the Company (the “Board”) of a non-employee director following at least five years of continuous service on the Board, all unvested options, unvested restricted stock, unvested restricted stock units, and other unvested awards under the Plan held by such non-employee director shall vest and, if applicable, become immediately exercisable, and (iii) the committee (as defined in the Plan) may from time to time amend the terms of any outstanding award under the Plan in its discretion in any manner that it deems appropriate provided that no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her consent. The other material provisions of the Plan remain unchanged.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

FARO Technologies, Inc.
(Registrant)

Date: November 24, 2008

	By:	/s/ Jay W. Freeland
Jay W. Freeland
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	FARO Technologies, Inc. 2004 Equity Incentive Plan, Amended and Restated November 20, 2008